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                                                  AMERICAN SKANDIA TRUST
                                                  SUB-ADVISORY AGREEMENT
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THIS  AGREEMENT  is between  American  Skandia  Investment  Services,  Incorporated  and  Prudential  Investments  LLC (the
"Investment Manager") and Alliance Capital Management L.P. (the "Sub-Advisor").

WHEREAS  American  Skandia Trust (the  "Trust") is a  Massachusetts  business  trust  organized  with one or more series of shares, and is registered as an investment company under the Investment Company Act of 1940 (the "ICA"); and

WHEREAS the trustees of the Trust (the  "Trustees")  have engaged the Investment  Manager to act as investment  manager for the AST Alliance Growth and Income  Portfolio (the  "Portfolio")  under the terms of a management  agreement,  dated May 1,
2003, with the Trust (the "Management Agreement"); and

WHEREAS  the  Investment  Manager  has engaged the  Sub-Advisor  and the  Trustees  have  approved  the  engagement  of the
Sub-Advisor to provide investment advice and other investment services set forth below;

NOW, THEREFORE the Investment Manager and the Sub-Advisor agree as follows:

1.       Investment  Services.  The Sub-Advisor will furnish the Investment  Manager with investment  advisory  services in
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connection  with a  continuous  investment  program  for the  Portfolio  which  is to be  managed  in  accordance  with the investment  objective,  investment  policies and restrictions of the Portfolio as set forth in the Prospectus and Statement of Additional  Information  of the Trust and in accordance  with the Trust's  Declaration  of Trust and By-Laws.  Officers,
directors,  and  employees  of  Sub-Advisor  will be  available to consult  with  Investment  Manager and the Trust,  their officers,  employees  and  Trustees  concerning  the  business  of the Trust.  Investment  Manager  will  promptly  furnish
Sub-Advisor  with any amendments to such  documents.  Such amendments will not be effective with respect to the Sub-Advisor until receipt thereof.

         Subject to the supervision and control of the Investment Manager,  which is in turn subject to the supervision and control of the Trust's Board of Trustees,  the Sub-Advisor,  will in its discretion  determine and select the securities to be  purchased  for and sold from the  Portfolio  from time to time and will  place  orders  with and give  instructions  to brokers,  dealers and others for all such  transactions and cause such  transactions to be executed.  The Portfolio will be maintained by a custodian bank (the  "Custodian")  and the Investment  Manager will authorize the Custodian to honor orders and  instructions by employees of the Sub-Advisor  authorized by the Investment  Manager to settle  transactions in respect of the Portfolio.  No assets may be withdrawn from the Portfolio  other than for  settlement of  transactions  on behalf of the Portfolio except upon the written  authorization of appropriate  officers of the Trust who shall have been certified as such by proper authorities of the Trust prior to the withdrawal.

         The Sub-Advisor  will obtain and evaluate  pertinent  information  about  significant  developments  and economic, statistical and financial data, domestic,  foreign or otherwise,  whether affecting the economy generally or the Portfolio, and  concerning  the  individual  issuers whose  securities  are included in the Portfolio or the  activities in which they engage, or with respect to securities which the Sub-Advisor considers desirable for inclusion in the Portfolio.

         The Sub-Advisor  represents that it reviewed the Registration  Statement of the Trust, including any amendments or supplements thereto,  and any Proxy Statement relating to the approval of this Agreement,  as filed with the Securities and
Exchange  Commission  and  represents  and warrants that with respect to disclosure  about the  Sub-Advisor  or information relating directly or indirectly to the Sub-Advisor,  such  Registration  Statement or Proxy Statement  contains,  as of the date hereof,  no untrue  statement of any material fact and does not omit any statement of material fact which was required to be stated  therein or necessary  to make the  statements  contained  therein not  misleading.  The  Sub-Advisor  further represents  and warrants  that it is an  investment  advisor  registered  under the  Investment  Advisers  Act of 1940,  as amended,  and  under  the  laws of all  jurisdictions  in  which  the  conduct  of its  business  hereunder  requires  such registration.

         Sub-Advisor shall use its best judgment, effort, and advice in rendering services under this Agreement.

         In furnishing the services under this Agreement,  the Sub-Advisor will comply with the requirements of the ICA and subchapters L and M (including,  respectively,  Section 817(h) and Section 851(b)(1),  (2) and (3)) of the Internal Revenue
Code,  applicable to the Portfolio,  and the regulations  promulgated  thereunder.  Sub-Advisor shall comply with (i) other applicable  provisions of state or federal law; (ii) the  provision of the  Declaration  of Trust and By-Laws of the Trust;
(iii)  policies and  determinations  of the Trust and  Investment  Manager;  (iv) the  fundamental  policies and investment restrictions  of the Trust,  as set out in the Trust's  registration  statement under the ICA, or as amended by the Trust's shareholders;  (v) the Prospectus and Statement of Additional  Information of the Trust; and (vi) investment  guidelines or other  instructions  received in writing from Investment  Manager.  Sub-Advisor  shall supervise and monitor the investment program of the Portfolio.

         Nothing in this Agreement shall be implied to prevent the Investment  Manager from engaging other  sub-advisors to provide  investment  advice and other  services in  relation  to  portfolios  of the Trust for which  Sub-Advisor  does not provide  such  services,  or to prevent  Investment  Manager  from  providing  such  services  itself in  relation  to such portfolios.  The Sub-Advisor  and the Investment  Manager  understand and agree that if the Investment  Manager manages the
Portfolio in a  "manager-of-managers"  style, the Investment Manager will, among other things, (i) continually evaluate the performance of the Sub-Advisor through quantitative and qualitative  analysis and consultations with the Sub-Advisor,  (ii)
periodically make  recommendations to the Trust's Board as to whether the contract with one or more sub-advisors  should be renewed,  modified  or  terminated,  and (iii)  periodically  report to the  Trust's  Board  regarding  the  results of its evaluation and monitoring  functions.  The Sub-Advisor  recognizes that its services may be terminated or modified pursuant to this process.

         The Sub-Advisor  acknowledges  that the Investment  Manager and the Trust intend to rely on Rules 17a-10 and 10f-3 under the ICA, to the extent  applicable,  and the  Sub-Advisor  hereby  agrees  that it shall not  consult  with any other
Sub-Advisor to the Portfolio or the Trust with respect to transactions  in securities for the Portfolio's  portfolio or any other  transactions of Portfolio  assets.  The Sub-Advisor  further  acknowledges  that it shall not consult with any other sub-advisor  of the Portfolio  that is a principal  underwriter  or an affiliated  person of a principal  underwriter  with respect to transactions  in securities for the Portfolio's  portfolio or any other  transactions of Portfolio  assets,  and that its investment  advisory  responsibilities  as set forth in this Agreement are limited to such discrete portion of the
Portfolio's portfolio as determined by the Investment Manager.

2.       Delivery of Documents to Sub-Advisor.  The Investment  Manager has furnished the  Sub-Advisor  with copies of each
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of the following documents:

         (a)      The Declaration of Trust of the Trust as in effect on the date hereof;

         (b)      The By-laws of the Trust in effect on the date hereof;

         (c)      The  resolutions  of the Trustees  approving the  engagement of the  Sub-Advisor  as  Sub-Advisor  to the
                  Investment Manager and approving the form of this agreement;

         (d)      The resolutions of the Trustees  selecting the Investment  Manager as investment manager to the Trust and approving the form of the Investment Manager's Management Agreement with the Trust;

         (e)      The Investment Manager's Management Agreement with the Trust;

         (f)      The Code of Ethics of the Trust and of the Investment Manager as currently in effect; and

         (g)      A list of companies the  securities  of which are not to be bought or sold for the  Portfolio  because of non-public  information regarding such companies that is available to Investment Manager or the Trust, or which, in the sole opinion of the Investment  Manager,  it believes such non-public  information would be deemed to be available to Investment Manager and/or the Trust.

The  Investment  Manager  will  furnish the  Sub-Advisor  from time to time with  copies,  properly  certified or otherwise authenticated,  of all amendments of or supplements  to the foregoing,  if any. Such  amendments or supplements as to items
(a)  through  (f) above will be provided  within 30 days of the time such  materials  became  available  to the  Investment
Manager.  Such  amendments or  supplements as to item (g) above will be provided not later than the end of the business day next following the date such amendments or supplements become known to the Investment Manager.

3.       Delivery of Documents to the  Investment  Manager.  The  Sub-Advisor  has  furnished the  Investment  Manager with
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copies of each of the following documents:

         (a)      The Sub-Advisor's Form ADV as filed with the Securities and Exchange Commission;

         (b)      The Sub-Advisor's most recent balance sheet;

         (c)      Separate  lists of persons who the  Sub-Advisor  wishes to have  authorized  to give written  and/or oral instructions to Custodians of Trust assets for the Portfolio;

         (d)      The Code of Ethics of the Sub-Advisor as currently in effect.

The  Sub-Advisor  will  furnish the  Investment  Manager  from time to time with  copies,  properly  certified or otherwise authenticated,  of all material  amendments of or supplements to the foregoing,  if any. Such  amendments or supplements as to items (a)  through  (d)  above  will be  provided  within 30 days of the time such  materials  became  available  to the
Sub-Advisor.

4.       Investment  Advisory  Facilities.  The  Sub-Advisor,  at  its  expense,  will  furnish  all  necessary  investment
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facilities, including salaries of personnel required for it to execute its duties faithfully.

5.       Execution of Portfolio  Transactions.  Sub-Advisor is responsible for decisions to buy and sell securities for the
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Portfolio,  broker-dealer  selection,  and negotiation of its brokerage  commission rates.  Sub-Advisor shall determine the securities to be purchased or sold by the Portfolio  pursuant to its determinations  with or through such persons,  brokers or dealers,  in conformity  with the policy with respect to brokerage as set forth in the Trust's  Prospectus and Statement of Additional  Information,  or as the Board of Trustees may determine from time to time. Generally,  Sub-Advisor's primary consideration in placing  Portfolio  securities  transactions with  broker-dealers  for execution is to obtain and maintain the  availability of best execution at the best net price and in the most effective  manner  possible.  The Sub-Advisor may consider  sale of the  shares of the  Portfolio,  as well as  recommendations  of the  Investment  Manager,  subject to the requirements of best net price and most favorable execution.

               Consistent with this policy, the Sub-Advisor will take the following into consideration:  the best net price available;  the  reliability,  integrity  and  financial  condition of the  broker-dealer;  the size of and  difficulty  in executing the order; and the value of the expected  contribution of the broker-dealer to the investment  performance of the
Portfolio on a continuing basis.  Accordingly,  the cost of the brokerage  commissions to the Portfolio may be greater than that  available from other brokers if the  difference is reasonably  justified by other aspects of the portfolio  execution services  offered.  Subject to such  policies  and  procedures  as the Board of  Trustees of the Trust may  determine,  the
Sub-Advisor  shall not be deemed to have  acted  unlawfully  or to have  breached  any duty  solely by reason of its having caused the Portfolio to pay a broker-dealer  that provides  research services to the Sub-Advisor for the Portfolio's use an amount of  commission  for  effecting a portfolio  investment  transaction  in excess of the amount of  commission  another broker-dealer  would have charged for effecting that  transaction,  if the  Sub-Advisor  determines in good faith that such amount of commission was reasonable in relation to the value of the research  services  provided by such broker,  viewed in terms of either that particular  transaction or the Sub-Advisor's  ongoing  responsibilities with respect to the Portfolio.
The  Sub-Advisor  is  further  authorized  to  allocate  the  orders  placed  by it on  behalf  of the  Portfolio  to  such broker-dealers  who also provide research or statistical  material,  or other services to the Portfolio or the Sub-Advisor.
Such  allocation  shall be in such amounts and proportions as the  Sub-Advisor  shall  determine and the  Sub-Advisor  will report on said allocations to the Investment  Manager  regularly as requested by the Investment  Manager and, in any event, at least once each calendar  year if no specific  request is made,  indicating  the brokers to whom such  allocations  have been made and the basis therefor.

6.       Reports by  Sub-Advisor.  The  Sub-Advisor  shall furnish the  Investment  Manager  monthly,  quarterly and annual
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reports,  as may reasonably be requested by the Investment Manager concerning the transactions,  performance and compliance of the Portfolio so that the Investment  Manager may review such matters and discuss the  management of the Portfolio.  The
Sub-Advisor  shall permit the  financial  statements,  books and records with respect to the  Portfolio to be inspected and audited by the Trust,  the Investment  Manager or their agents at all reasonable  times during normal business  hours.  The
Sub-Advisor  shall  immediately  notify and forward to both  Investment  Manager and legal  counsel for the Trust any legal process  served  upon it on behalf of the  Investment  Manager or the Trust.  The  Sub-Advisor  shall  promptly  notify the
Investment  Manager of (1) any changes in any  information  regarding the  Sub-Advisor  or the  investment  program for the
Portfolio  disclosed  in the  Registration  Statement,  or (2) any  violation  of any  requirement,  provision,  policy  or restriction that the Sub-Advisor is required to comply with under paragraph 1 of this Agreement.

7.       Compensation  of  Sub-Advisor.  The amount of the  compensation  to the Sub-Advisor is computed at an annual rate.
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The fee is payable  monthly in  arrears,  based on the average  daily net assets of the  Portfolio  for each month,  at the annual rates shown below.

         For all services rendered,  the Investment Manager will calculate and pay the Sub-Advisor at the annual rate equal to the following  percentages of the combined  average daily net assets of the Portfolio and the series of American Skandia
Advisor Funds,  Inc. that is managed by the Sub-Advisor  and identified by the  Sub-Advisor  and the Investment  Manager as
being similar to the Portfolio:  .30% of the portion of the combined  average daily net assets not in excess of $1 billion;
plus .25% of the  portion  over $1 billion  but not in excess of $1.5  billion;  plus .20% of the portion in excess of $1.5 billion.

         In computing the fee to be paid to the  Sub-Advisor,  the net asset value of the Portfolio  shall be valued as set forth in the then current  registration  statement of the Trust.  If this  agreement is  terminated,  the payment  shall be prorated to the date of termination.

         Investment  Manager and  Sub-Advisor  shall not be  considered  as partners or  participants  in a joint  venture.
Sub-Advisor  will  pay its own  expenses  for the  services  to be  provided  pursuant  to this  Agreement  and will not be obligated  to pay any  expenses  of  Investment  Manager or the Trust.  Except as  otherwise  provided  herein,  Investment
Manager and the Trust will not be obligated to pay any expenses of Sub-Advisor.

8.       Confidential  Treatment.  It is understood that any information or  recommendation  supplied by the Sub-Advisor in
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connection  with the performance of its  obligations  hereunder is to be regarded as  confidential  and for use only by the
Investment  Manager,  the Trust or such persons the Investment  Manager may designate in connection with the Portfolio.  It is also  understood  that any  information  supplied to Sub-Advisor in connection  with the  performance of its obligations hereunder,  particularly,  but not limited to, any list of securities  which,  on a temporary  basis,  may not be bought or sold for the  Portfolio,  is to be regarded as  confidential  and for use only by the  Sub-Advisor  in connection  with its obligation to provide investment advice and other services to the Portfolio.

9.       Representations  of the Parties.  Each party to this  Agreement  hereby  acknowledges  that it is registered as an
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investment  advisor under the  Investment  Advisers Act of 1940, it will use its  reasonable  best efforts to maintain such registration,  and it will promptly  notify the other if it ceases to be so registered,  if its  registration  is suspended for any reason,  or if it is notified by any  regulatory  organization  or court of competent  jurisdiction  that it should show cause why its registration should not be suspended or terminated.

10.      Liability.  The  Sub-Advisor  shall  use its best  efforts  and  good  faith in the  performance  of its  services
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hereunder.  However,  so long as the  Sub-Advisor  has  acted in good  faith  and has used  its best  efforts,  then in the absence of willful misfeasance,  bad faith, gross negligence or reckless disregard for its obligations hereunder,  it shall not be liable to the Trust or its shareholders or to the Investment  Manager for any act or omission  resulting in any loss suffered in any  portfolio  of the Trust in  connection  with any service to be provided  herein.  The Federal  laws impose responsibilities  under certain circumstances on persons who act in good faith, and therefore,  nothing herein shall in any way constitute a waiver of limitation of any rights which the Trust or Investment Manager may have under applicable law.

         The Investment  Manager agrees that the Sub-Advisor  shall not be liable for any failure to recommend the purchase or sale of any security on behalf of the Portfolio on the basis of any information  which might, in Sub-Advisor's  opinion, constitute a violation of any federal or state laws, rules or regulations.

11.      Other  Activities  of  Sub-Advisor.  Investment  Manager  agrees that the  Sub-Advisor  and any of its partners or
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employees,  and  persons  affiliated  with it or with any such  partner or employee  may render  investment  management  or advisory  services to other investors and  institutions,  and such investors and  institutions  may own,  purchase or sell, securities  or other  interests in property the same as or similar to those which are  selected  for  purchase,  holding or sale for the  Portfolio,  and the  Sub-Advisor  shall be in all respects free to take action with respect to investments in securities or other  interests in property the same as or similar to those  selected for purchase,  holding or sale for the
Portfolio.  Purchases  and sales of individual  securities on behalf of the Portfolio and other  portfolios of the Trust or accounts for other investors or  institutions  will be made on a basis that is equitable to all portfolios of the Trust and other  accounts.  Nothing in this  agreement  shall  impose  upon the  Sub-Advisor  any  obligation  to purchase or sell or recommend  for purchase or sale,  for the  Portfolio  any security  which it, its  partners,  affiliates  or employees  may purchase or sell for the  Sub-Advisor or such  partner's,  affiliate's or employee's own accounts or for the account of any other client, advisory or otherwise.

12.      Continuance  and  Termination.  This  Agreement  shall  remain in full force and effect for one year from the date
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hereof,  and is renewable  annually  thereafter by specific  approval of the Board of Trustees of the Trust or by vote of a majority of the  outstanding  voting  securities  of the  Portfolio.  Any such  renewal  shall be approved by the vote of a majority of the Trustees who are not  interested  persons under the ICA, cast in person at a meeting called for the purpose of voting on such renewal.  This  agreement  may be terminated  without  penalty at any time by the  Investment  Manager or
Sub-Advisor upon 60 days written notice,  and will  automatically  terminate in the event of its assignment by either party to this  Agreement,  as defined in the ICA, or (provided  Sub-Advisor  has received  prior  written  notice  thereof)  upon termination of the Investment Manager's Management Agreement with the Trust.

13.      Notification.  Sub-Advisor  will  notify the  Investment  Manager  within a  reasonable  time of any change in its
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general partners or in the personnel of the Sub-Advisor with  responsibility  for making  investment  decisions in relation to the Portfolio or who have been authorized to give instructions to a Custodian of the Trust.

         Any notice,  instruction or other  communication  required or  contemplated by this agreement shall be in writing.
All such  communications  shall be addressed to the  recipient at the address set forth below,  provided  that either party may, by notice, designate a different address for such party.

Investment Manager:        American Skandia Investment Services, Incorporated
                           Gateway Center Three
                           100 Mulberry Street
                           Newark, NJ 07102
                           Attention:  Robert F. Gunia
                           Executive Vice President

Sub-Advisor:               Alliance Capital Management L.P.
                           1345 Avenue of the Americas
                           New York, NY  10105
                           Attention:  Mark R. Manley

                           Copies to:

                           Al Harrison
                           Richard Winge
                           1345 Avenue of the Americas
                           New York, NY 10105

Trust:                     American Skandia Trust
                           One Corporate Drive
                           Shelton, Connecticut 06484
                           Attention: Law Department

14.      Indemnification.  The Sub-Advisor agrees to indemnify and hold harmless Investment Manager,  any affiliated person
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within the meaning of Section 2(a)(3) of the 1940 Act ("affiliated  person") of Investment  Manager and each person, if any who,  within the meaning of Section 15 of the  Securities  Act of 1933 (the "1933 Act"),  controls  ("controlling  person")
Investment Manager,  against any and all losses,  claims,  damages,  liabilities or litigation  (including reasonable legal and other expenses),  to which Investment  Manager or such affiliated person or controlling person may become subject under the 1933 Act, the 1940 Act, the Investment  Adviser's Act of 1940  ("Adviser's  Act"),  under any other statute,  at common law or otherwise,  arising out of Sub-Advisor's  responsibilities  as portfolio  manager of the Portfolio (1) to the extent of and as a result of the  willful  misconduct,  bad  faith,  or gross  negligence  by  Sub-Advisor,  any of  Sub-Advisor's employees or representatives  or any affiliate of or any person acting on behalf of Sub-Advisor,  or (2) as a result of any untrue  statement or alleged  untrue  statement of a material  fact  contained in a prospectus  or statement of  additional information  covering the  Portfolio or the Trust or any  amendment  thereof or any  supplement  thereto or the omission or alleged  omission  to state  therein a material  fact  required to be stated  therein or  necessary  to make the  statement therein not  misleading,  if such a statement  or omission  was made in reliance  upon  written  information  furnished  to
Investment  Manager,  the Trust or any affiliated person of the Investment  Manager or the Trust or upon verbal information confirmed  by the  Sub-Advisor  in writing or (3) to the extent of, and as a result of, the failure of the  Sub-Advisor  to execute,  or cause to be executed,  Portfolio  transactions  according to the standards and  requirements  of the 1940 Act;
provided,  however,  that in no case is Sub-Advisor's  indemnity in favor of Investment Manager or any affiliated person or
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controlling  person of  Investment  Manager  deemed to protect such person  against any  liability to which any such person would  otherwise  be subject by reason of willful  misconduct,  bad faith or gross  negligence  in the  performance  of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

         The  Investment  Manager  agrees to indemnify  and hold harmless  Sub-Advisor,  any  affiliated  person within the meaning of Section 2(a)(3) of the 1940 Act  ("affiliated  person") of Sub-Advisor  and each person,  if any who, within the meaning  of  Section 15 of the  Securities  Act of 1933 (the "1933  Act"),  controls  ("controlling  person")  Sub-Advisor, against any and all losses,  claims,  damages,  liabilities or litigation  (including reasonable legal and other expenses), to which Sub-Advisor or such affiliated  person or controlling  person may become subject under the 1933 Act, the 1940 Act, the Investment  Adviser's Act of 1940 ("Adviser's Act"), under any other statute,  at common law or otherwise,  arising out of Investment  Manager's  responsibilities  as investment  manager of the Portfolio (1) to the extent of and as a result of the willful  misconduct,  bad faith, or gross negligence by Investment  Manager,  any of Investment  Manager's employees or representatives  or any  affiliate  of or any  person  acting on behalf of  Investment  Manager,  or (2) as a result of any untrue  statement or alleged  untrue  statement of a material  fact  contained in a prospectus  or statement of  additional information  covering the  Portfolio or the Trust or any  amendment  thereof or any  supplement  thereto or the omission or alleged  omission  to state  therein a material  fact  required to be stated  therein or  necessary  to make the  statement therein  not  misleading,  if such a  statement  or omission  was made by the Trust  other than in  reliance  upon  written information  furnished by Sub-Advisor,  or any affiliated  person of the Sub-Advisor or other than upon verbal  information confirmed by the Sub-Advisor in writing;  provided,  however, that in no case is Investment Manager's indemnity in favor of
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Sub-Advisor  or any  affiliated  person or  controlling  person of  Sub-Advisor  deemed to protect such person  against any liability  to which any such  person  would  otherwise  be  subject  by reason of  willful  misconduct,  bad faith or gross negligence in the  performance  of its duties or by reason of its reckless  disregard of its  obligations  and duties under this Agreement.

15.      Warranty.  The  Investment  Manager  represents and warrants that (i) the  appointment  of the  Sub-Advisor by the
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Investment  Manager  has been duly  authorized  and (ii) it has  acted  and will  continue  to act in  connection  with the transactions  contemplated hereby, and the transactions  contemplated hereby are, in conformity with the Investment Company
Act of 1940, the Trust's governing documents and other applicable laws.

         The  Sub-Advisor  represents  and  warrants  that it is  authorized  to perform the  services  contemplated  to be performed hereunder.

16.      Governing Law. This agreement is made under,  and shall be governed by and construed in accordance  with, the laws
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of the State of Connecticut.

The effective date of this agreement is May 1, 2003.

FOR THE INVESTMENT MANAGER:                                   FOR THE SUB-ADVISOR:
                                                                       By: Alliance Capital Management Corporation,
                                                                                its General Partner

-----------------------------------                           ------------------------------------------------
Robert F. Gunia
Executive Vice President

Date:                                                                  Date:
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Attest:                                                                Attest:
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